Exhibit 99.2
LOCAL.COM CORPORATION
2011 OMNIBUS INCENTIVE PLAN
STOCK OPTION AGREEMENT
I. NOTICE OF STOCK OPTION GRANT
Date: ____________
Optionee: __________________
Address: __________________
Dear Optionee:
Pursuant to the terms and conditions of the company’s 2011 Omnibus Incentive Plan (the ‘Plan’), you have been granted (    ) an Incentive (    ) Non-Qualified Stock Option to purchase _________ shares (the ‘Option’) of stock as outlined below.

Granted To:

Grant Date:

Options Granted:
Option Price per Share:	$	Total Cost to Exercise: $

Expiration Date:

Vesting Schedule:
By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature: ____________________________________________________	Date: ________________

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement.
     Termination Period:
     Except as otherwise provided herein, this Option may be exercised, to the extent vested, for three (3) months after Optionee ceases to be a “Service Provider” (as defined in the Plan), but in no event later than the Term/Expiration Date as provided above.
          II. AGREEMENT
     1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase the Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Option Agreement, this grant of an Option is subject to the terms, definitions and provisions of the Local.com Corporation 2011 Omnibus Incentive Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference.
          If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Subsidiary) exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.
     2. Exercise of Option.
          2.1 Right to Exercise. This Option is exercisable as follows:
               a. This Option shall be exercisable cumulatively according to the vesting schedule set out in the Notice of Grant. For purposes of this Stock Option Agreement, Shares subject to this Option shall vest based on Optionee’s continued status as a Service Provider, unless provided for otherwise.
               b. This Option may not be exercised for a fraction of a Share.
               c. In the event of Optionee’s death, disability or other termination of the Optionee’s status as a Service Provider, the exercisability of the Option is governed by Section 3 below.

               d. In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.
          2.2 Method of Exercise.
               a. This Option shall be exercisable by written Notice (in the form attached as Exhibit A). The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. The Notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax.
               b. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
          2.3 Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
               a. cash;
               b. check;
               c. with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator;
               d. with the consent of the Administrator, surrender of other shares of Common Stock of the Company which (A) in the case of shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;
               e. with the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof;
               f. with the consent of the Administrator, property of any kind which constitutes good and valuable consideration; or
               g. with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.
     3. Termination of Relationship.
          3.1 Cessastion of Service. If Optionee ceases to be a Service Provider (other than for cause or by reason of the Optionee’s death or the total and permanent disability of the Optionee as defined in Code Section 22(e)(3)), Optionee may exercise this Option during the Termination Period set out in the Notice of Grant, to the extent the Option was vested at the date of such termination. However, the Option shall terminate: (i) immediately upon termination if the Optionee is terminated for cause; (ii) upon the expiration of the Termination Period, and (iii) immediately upon termination to the extent that Optionee was not vested in this Option at the date on which Optionee ceases to be a Service Provider.
          3.2 Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), Optionee may exercise the Option to the extent the Option was vested at the date on which Optionee ceases to be a Service Provider, but only within twelve (12) months from such date (and in no event later than the expiration date of the term of this Option as set forth in the Notice of Grant). To the extent that the Option is not vested at the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.
          3.3 Death of Optionee. If Optionee ceases to be a Service Provider as a result of the death of Optionee, the vested portion of the Option may be exercised at any time within twelve (12) months following the date of death (and in no event later than the expiration date of the term of this Option as set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that Optionee is not vested in the Option at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.
     4. Non-Transferability of Option. This Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant.
     6. Restrictions on Shares. Optionee hereby agrees that Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, and a right of first refusal in favor of the Company with respect to permitted transfers of Shares. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Administrator shall determine and which the Optionee hereby agrees to enter into at the request of the Company.